                                                                   EXHIBIT 10.40


                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this "AGREEMENT") is made and entered into as of February 14, 2000 by and between Charter Communications, Inc., a Delaware corporation (the "COMPANY"), and the holders listed on the signature pages hereto (each, a "HOLDER").

                              PRELIMINARY STATEMENT

         A. The Company is the manager of, and owns Common Units of, Charter Communications Holding Company, LLC, a Delaware limited liability company ("CHARTER LLC").

         B. Charter LLC and the Holders are parties to a Purchase and Contribution Agreement, dated as of June 29, 1999 (as amended, the "PURCHASE AGREEMENT").

         C. As of the date hereof, in connection with the closing of the transactions pursuant to the Purchase Agreement, Charter LLC is issuing Class C Common Units of Charter LLC ("CLASS C COMMON UNITS") to BCI (USA), LLC and William J. Bresnan (collectively, the "BRESNAN HOLDERS") and Blackstone BC Capital Partners L.P., a Delaware limited partnership, Blackstone BC Offshore Capital Partners L.P., a Cayman Islands exempted limited partnership and Blackstone Family Media Partnership III L.P., a Delaware limited partnership (collectively, the "BLACKSTONE HOLDERS"). The Bresnan Holders and the Blackstone Holders desire to have the right to exchange such Class C Common Units for shares of the Company's common stock.

         D. As of the date hereof, in connection with the closing of the transactions pursuant to the Purchase Agreement, CC VIII, LLC, a Delaware limited liability company ("CC VIII") is issuing Class A Preferred Units of CC VIII ("CLASS A CC VIII UNITS") to TCID of Michigan, Inc., a Nevada corporation, and TCI Bresnan LLC, a Delaware limited liability company (collectively, the "TCI HOLDERS"). The TCI Holders desire to have the right to exchange such Class A CC VIII Units for shares of the Company's common stock.

         E. This Agreement is the Exchange Agreement described in Section 5.16(a) of the Purchase Agreement and supersedes Exhibit F to the Purchase Agreement.

         NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

      Section 1 Definitions.

          1.1. Terms Defined in this Section. For purposes of this Agreement, the following terms shall have the following meanings:

          "AVERAGE TRADING PRICE" means, with respect to any publicly traded securities, as of any Closing Date, the average for the twenty full Trading Days preceding such date of:

               (i) the last reported sale price, regular way, as reported on the principal national securities exchange registered under Section 7 of the Exchange Act (or any successor provision of law) on which such securities are listed or admitted for trading, or

               (ii) if such securities are not listed or admitted for trading on any national securities exchange, the last reported sale price, regular way, as reported on the Nasdaq National Market (or any successor system) or, if such securities are not listed on the Nasdaq National Market, the average of the highest bid and lowest asked prices on each such Trading Day as reported on the Nasdaq Stock Market, or

              (iii) if such securities are not listed or admitted for trading on any national securities exchange, the Nasdaq National Market or the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on each such Trading Day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

          For purposes of determining the "Average Trading Price" of any securities,

              (iv) the applicable sale price or bid and asked prices of such securities on any day prior to any "ex-dividend" date or any similar date occurring prior to such Closing Date for any dividend or distribution (other than a dividend or distribution contemplated by clause (B) of paragraph (ii) below) paid or to be paid with respect to such securities shall be reduced by the fair value of the per share amount of such dividend or distribution, and

              (v) the applicable sale price or bid and asked prices of such securities on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such securities occurring prior to such Closing Date or (B) any "ex-dividend" date or any similar date occurring prior to such Closing Date for any dividend or distribution with respect to such securities to be made in such securities or securities that are convertible, exchangeable, or exercisable for such securities shall be appropriately adjusted, as determined in good faith by the Board of Directors of the Company, to reflect such subdivision, combination, dividend or distribution.

          "BACK-TO-BACK OBLIGATION" means any liability or obligation of Charter LLC to the Company, the terms of which are substantially equivalent to a liability or

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obligation of the Company to any third party, as contemplated by Clause (b)
of Article Third of the Certificate of Incorporation.

          "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

          "CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of the Company as in effect on November 12, 1999.

          "CLASS A STOCK" means the Class A Stock of the Company as set forth in the Certificate of Incorporation.

          "CLASS B STOCK" means the Class B common stock of the Company as set forth in the Certificate of Incorporation.

          "CLOSING" means the consummation of any exchange of all or a portion of the Exchangeable Units for shares of Publicly Traded Stock in accordance with this Agreement.

          "CLOSING DATE" means, with respect to any Closing, the day on which such Closing occurs.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMON UNITS" means any Unit denominated "Common", including without limitation Class A Common Units, Class B Common Units, Class C Common Units, and any Units denominated "Common" that may be issued by Charter LLC, as set forth in the LLC Agreement, and any other securities into which such Common Units may thereafter be changed, converted, or exchanged (other than pursuant to an exercise of the Exchange Option or a similar option).

          "COMPANY'S SEC REPORTS" means all forms, reports, and similar documents filed by the Company with the SEC.

          "CONVERTIBLE SECURITIES" means (subject to Section 2.3(b)(7)) options, warrants, and other similar instruments issued by the Company that are exercisable or convertible for shares of common stock of the Company.

          "EXCHANGEABLE UNITS" means (i) any Class C Common Units acquired by the Bresnan Holders or the Blackstone Holders under the Purchase Agreement; (ii) any Class A CC VIII Units acquired by the TCI Holders under the Purchase Agreement; (iii) any Class C Common Units acquired by the TCI Holders upon the exchange of Class A CC VIII Units for such Class C Common Units; (iv) any securities of the Company distributed on, with respect to, or in exchange for the Class C Common Units referred to in clauses (i) or (iii) as a unit dividend, unit split or reclassification, and any other securities into which such Exchangeable Units may thereafter be changed, converted or exchanged (other than pursuant to an exercise of the Exchange Option or a similar option); and (v) any securities of CC VIII distributed on, with respect to, or in exchange

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for the Class A CC VIII Units referred to in clause (ii) as a unit dividend, unit split or reclassification, and any other securities into which such Exchangeable Units may thereafter be changed, converted or exchanged (other than pursuant to an exercise of the Exchange Option or a similar option).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

          "EXCHANGE OPTION" means the right and option of any Holder to exchange such Holder's Exchangeable Units for Publicly Traded Stock pursuant to Section 2.1.

          "EXCHANGING HOLDER" means any Holder exercising its Exchange Option with respect to its Exchangeable Units.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America, applied in a manner consistent with that used in the preparation of the financial statements included in the Company's SEC Reports.

          "GOVERNMENTAL AUTHORITY" means any federal, state, or local governmental authority, including any court or administrative or regulatory agency.

          "HOLDER GROUP" the Blackstone Holders, the TCI Holders or the Bresnan Holders, as the case may be.

          "INVESTMENT BANKER'S OPINION" means the opinion of an investment banking or valuation firm of nationally recognized standing that is not affiliated with the Company.

          "LLC ACT" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101 et seq., as the same may be amended from time to time.

          "LLC AGREEMENT" means that certain Amended and Restated Limited Liability Agreement for Charter LLC, dated the same date as this Agreement, as amended from time to time (provided that any amendment that results in the deletion or renumbering of any section specifically referenced herein shall result in an automatic modification to this Agreement to delete or renumber such section reference, as appropriate).

          "MEMBER" means each Person who is listed on Schedule A to the LLC Agreement as a Member, and any additional or substitute Member admitted to Charter LLC in accordance with the terms of the LLC Agreement.

          "MEMBERSHIP INTEREST" means a Member's entire limited liability company interest in Charter LLC including the Member's right to share in income, gains, losses, deductions, credits, or similar items of, and to receive distributions from, Charter LLC pursuant to the LLC Agreement and the LLC Act.

          "MIRROR SECURITY" means any equity security issued by Charter LLC and held by the Company, the terms of which are substantially equivalent to a security of the Company issued to any third party, as contemplated by Clause (b) of Article Third of the Certificate of Incorporation.

          "PERSON" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization, or other entity.

          "PREFERRED UNITS" mean any Units denominated "Preferred" including the Class A Preferred Units, as set forth in the LLC Agreement.

          "PUBLICLY TRADED STOCK" means (i) the Class A Stock of the Company, if it is nationally traded or (ii) any other series of common stock of the Company that is publicly traded on the Closing Date except that, if more than one class or series of shares of common stock of the Company is publicly traded on the Closing Date, "Publicly Traded Stock" means:

               (x) if more than one class or series of shares of common stock of the Company is publicly traded on the Closing Date but only one class or series of shares of common stock of the Company is nationally traded on the Closing Date, then "Publicly Traded Stock" means shares of that class or series of common stock of the Company that is nationally traded on the Closing Date; and

               (y) if more than one class or series of shares of common stock of the Company is nationally traded on the Closing Date, then "Publicly Traded Stock" means shares of that class or series of common stock of the Company that the holders of Class A Stock of the Company as of the closing of the Purchase Agreement (the "CURRENT STOCKHOLDERS") hold together with all such rights and preferences as the Current Stockholders are entitled to receive; provided that if the Current Stockholders are entitled to elect whether they shall retain the Class A Stock or exchange such stock for one or more different classes or series of shares of common stock of the Company that are nationally traded, the Holders shall elect at such time as the Current Stockholders are required to elect on comparable terms and conditions, which classes or series of Company stock the Holders will be entitled to receive in the event such Holder exercises its Exchange Option. In the event the Current Stockholders are entitled to make such an election as described in the preceding sentence, the Company shall provide the Holders with the same notice and information as required to be provided to the Current Stockholders in connection with the election and the Holders shall be required to provide written notice to the Company of such election within the same time period as required of the Current Stockholders. In the event any Holder fails to make a required election in the applicable time period, such Holder shall irrevocably be deemed to have elected to receive the security which the holders of a majority of the shares of Class A Stock to receive in such an election.

     For purposes of this definition of "Publicly Traded Stock", a class or series of common stock is "nationally traded" if it is (A) registered under
Section 12 of the Exchange Act (or any successor provision of law), and (B) listed for trading on any


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


national securities exchange registered under Section 7 of the Exchange Act (or any successor provision of law) or on the Nasdaq National Market (or any successor system).

          "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreements entered into by the Company and the Holders as of the date hereof.

          "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "SEC REPORTS" means any form, report or similar document filed by the Company with the SEC.

          "SECURITIES ACT" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

          "TRADING DAY" means, with respect to any security, a day on which the principal national securities exchange on which such security is listed or admitted to trading, or the Nasdaq National Market or the Nasdaq Stock Market, as applicable, if such security is not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange, the Nasdaq National Market or the Nasdaq Stock Market, any Business Day.

          "UNITS" means units of Membership Interest issued by Charter LLC to its Members which entitle the Members to the rights set forth in the LLC Agreement.

          1.2. Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

     Term                                        Section
     ----                                        -------
     Agreement                          Preliminary Statement
     Allen Put Agreement                Section 3
     Blackstone Holders                 Preliminary Statement
     Bresnan Holders                    Preliminary Statement
     CC VIII                            Preliminary Statement
     Charter LLC                        Preliminary Statement
     Class A CC VIII Units              Preliminary Statement
     Class C Common Units               Preliminary Statement
     Company                            Introductory Paragraph
     Current Stockholders               Definition of Publicly Traded Stock
     Exchange Value                     Section 2.3(a)
     Holder                             Preliminary Statement
     One-for-One Conditions             Section 2.2(a)
     TCI Holders                        Preliminary Statement



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

          1.3. Terms Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

     Section 2 Exchange.

          2.1. Right to Exchange.

               (a) Subject to the terms and conditions of this Agreement, the Company hereby grants to each Holder the right and option, exercisable from time to time, on one or more occasions, to exchange all or any portion of its Exchangeable Units for shares of Publicly Traded Stock; provided, however, if the One-for-One Conditions (as defined in Section 2.2) are not satisfied as of the Closing Date for a proposed exchange, the Holder shall not be able to exercise its Exchange Option in connection with such exchange unless the Holder is delivering a written notice of exercise with respect to all remaining Exchangeable Units held by such Holder or unless the aggregate market value of the Exchangeable Units proposed to be exchanged by such Holder exceeds $10,000,000.

               (b) Any Holder shall exercise its Exchange Option by delivering written notice of exercise to the Company, specifying the portion of such Holder's Exchangeable Units to be exchanged.

               (c) Subject to Section 2.6, upon its receipt of notice pursuant to Section 2.1(b), the Company shall be obligated to acquire the Exchangeable Units specified in such notice and deliver to the Exchanging Holder the number of shares of Publicly Traded Stock required to be delivered under Section 2.2 or
Section 2.3, and the Exchanging Holder shall be obligated to assign and transfer to the Company such Exchangeable Units on the terms and conditions specified in this Agreement.

               (d) Notwithstanding anything to the contrary herein, each Holder's right to exchange its Exchangeable Units pursuant to this Agreement and the Company's obligation to effectuate such exchange shall be conditioned on the Company's becoming reasonably satisfied that the issuance of Publicly Traded Stock to the Holder in such exchange complies with applicable securities laws. If in connection with a proposed exchange, the Company is not reasonably satisfied that the issuance of such Publicly Traded Stock to the Holder complies with applicable securities laws, such proposed exercise of the Exchange Option, upon written notice by the Company to the Holder, shall be deemed to have never been effected.

               (e) Notwithstanding anything to the contrary herein, in the event that a Holder's exchange of its Exchangeable Units pursuant to this Agreement


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


would result in a violation of the ownership restrictions of the Communications Act of 1934, as amended, and the Ownership Rules (as defined in the LLC Agreement), the violation shall be remedied, as determined in the Company's sole discretion, by (i) the Holder selling a sufficient number of shares of Publicly Traded Stock to cure the violation; (ii) the Company taking such actions with respect to its business or operations as are necessary to cure the violation, provided that in no event shall the Company be obligated to take such actions; or (iii) if proposed by a Holder, such Holder taking actions with respect to its business or operations as are necessary to cure the violation; provided, however that the Company shall not unreasonably withhold its consent to any remedy proposed by a Holder that will adequately and promptly address the violation and would not require the Company or any of its subsidiaries to divest any of its properties or assets or to cease any of its business activities or to forego any opportunity to acquire or expand any properties, assets or business activities or otherwise adversely affect the Company's or Charter LLC's business, operations or financial condition in any way or result in any significant financial expense or tax disadvantage to the Company or Charter LLC. In the event that the FCC lowers the permissible attribution percentages under its Ownership Rules (as defined in the LLC Agreement), if requested by the Holder, the Company will reasonably cooperate in good faith to assist the Holder in taking appropriate and timely action to seek to insulate the Holder's interest in the Company to the extent required (including, subject to the qualification set forth below, issuing preferred non-voting stock on substantially the same terms as the Publicly Traded Stock to the Holder in exchange for its Publicly Traded Stock or permitting the Holder to form a special purpose corporation), or the Holder, at its option, may take any other actions with respect to its business necessary to comply with the new rules; provided that in no event shall the Company or any of its subsidiaries be required to divest any of its properties or assets or to cease any of its business activities or to forego any opportunity to acquire or expand any properties, assets or business activities or take any any action that would otherwise adversely affect the Company's or Charter LLC's business, operations or financial condition in any way or result in any significant financial expense or tax disadvantage to the Company or Charter LLC in order to achieve such insulation; provided that if such insulation is not achieved, the Holder shall divest the number of shares of Publicly Traded Stock as is necessary to remedy the applicable FCC rule or regulation at issue.

          2.2. Exchange Ratio. The Exchanging Holder shall receive one share of Publicly Traded Stock for each Exchangeable Unit being exchanged pursuant to
Section 2.1(a); provided, however, that if at the Closing Date, the One-for-One Conditions (as defined below) are not satisfied, the number of shares of Publicly Traded Stock that the Exchanging Holder will receive in exchange for each Exchangeable Unit shall be determined pursuant to Section 2.3. On any date, the "One-for-One Conditions" shall be deemed satisfied, if, on such date:

               (a) Clause (b) of Article Third and Clauses (a)(ii) and (b)(iii) of Article Fourth of the Company's Certificate of Incorporation have not been amended so as to substantively modify the provisions thereof, and the Company is in compliance in all material respects with those provisions;

               (b) Sections 3.5.4 (to the extent the Section is applicable because the Company is required to request Charter LLC to redeem its Units under the


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



Company's Certificate of Incorporation), 3.6.1, 3.6.4(b), 3.6.4(c) and 5.1.7 of the LLC Agreement have not then been amended so as to substantively modify the provisions thereof, and Charter LLC is in compliance in all material respects with those provisions; and

               (c) with respect to the Class A Preferred CC VIII Units, in addition to the requirements set forth in (a) and (b) above, Section 3.6.3 of the limited liability company agreement of CC VIII has not then been amended so as to substantively modify the provisions thereof, and CC VIII is in compliance in all material respects with those provisions.

          2.3. Exchange Ratio if the One-For-One Conditions are not Satisfied; Effective Number of Exchangeable Units.

               (a) If the One-For-One Conditions are not satisfied as of the Closing Date, the number of shares of Publicly Traded Stock to be issued in exchange for any Exchangeable Units pursuant to this Agreement shall be that number of shares with an aggregate Exchange Value as of the Closing Date equal to the fair market value of such Exchangeable Units as of the Closing Date, determined in accordance with Section 2.3(b). The "EXCHANGE VALUE" of each share of Publicly Traded Stock issued at any Closing pursuant to this Agreement shall be the Average Trading Price of such Publicly Traded Stock.

               (b) The fair market value of any Exchangeable Unit shall be the fair market value of all Common Units held by the Company as of the Closing Date divided by the total number of Common Units held by the Company. For purposes of this Section 2.3(b):

                    (1) Subject to adjustment as provided below in this Section 2.3(b) the fair market value of all of the Common Units held by the Company as of the Closing Date shall be deemed to equal the aggregate value of all outstanding shares of Publicly Traded Stock, with each such share being valued at the Average Trading Price of a share of Publicly Traded Stock as of the Closing Date.

                    (2) If on the Closing Date there are outstanding any Convertible Securities (other than a Convertible Security for which the Company holds a Mirror Security) for which the exercise price per share of Publicly Traded Stock is less than the Average Trading Price of a share of Publicly Traded Stock as of such Closing Date, then the fair market value of the Company's Common Units as of the Closing Date shall be increased by the amount by which the aggregate exercise price of all such Convertible Securities is less than the aggregate value of all shares of Publicly Traded Stock issuable upon the exercise or conversion thereof, with each such issuable share being valued at the Average Trading Price of a share of Publicly Traded Stock as of the Closing Date.

                    (3) If on the Closing Date the Company has any indebtedness, liabilities, or obligations that would be required by GAAP to be reflected on an unconsolidated balance sheet of the Company as of the Closing Date (other than


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



deferred taxes, obligations for which there exists a Back-to-Back Obligation or liabilities or obligations for which the Company is entitled to reimbursement from Charter LLC), the fair market value of the Company's Common Units as of the Closing Date shall be increased by the amount of such liability or obligation as of the Closing Date, determined in accordance with GAAP.

                 (4) If on the Closing Date the Company has outstanding any publicly traded equity securities (other than Publicly Traded Stock, Convertible Securities required to be taken into account under Section 2.3(b)(2) and publicly traded equity securities for which the Company holds a Mirror Security), the fair market value of the Company's Common Units as of the Closing Date shall be increased by the aggregate value of all such outstanding securities as of the Closing Date, with such securities being valued at the Average Trading Price of such securities as of the Closing Date.

                 (5) If on the Closing Date the Company has outstanding any equity securities (such as the Class B Stock) (other than Publicly Traded Stock, other publicly traded equity securities, Convertible Securities required to be taken into account under Section 2.3(b)(2) and equity securities for which the Company holds a Mirror Security), the fair market value of the Company's Common Units as of the Closing Date shall be increased, without duplication, by the aggregate market value of all such outstanding securities as of the Closing Date. For purposes of this Section 2.3(b)(5):

                    (A) to the extent practicable, the market value of such securities shall be the amount that would be distributed with respect to such securities (or, if greater, any securities of the Company for which such securities may be converted or exchanged) upon the liquidation of the Company if the amount that would be distributed to the holders of the Publicly Traded Stock upon such liquidation were equal to the aggregate value of all outstanding shares of Publicly Traded Stock, with each such share being valued at the Average Trading Price of a share of Publicly Traded Stock as of the Closing Date (for example, a share of any class of common stock of the Company (such as the Class B Stock) that has the same rights to liquidating distributions as a share of Publicly Traded Stock shall be deemed to have a market value equal to the Average Trading Price of a share of such Publicly Traded Stock, and a share of non-convertible, non-participating preferred stock of the Company that is entitled to a preference over the common stock of the Company upon liquidation of the Company shall be deemed to have a market value equal to its liquidation preference);

                    (B) if the market value of such securities cannot practicably be determined under Section 2.3(b)(5)(A), the market value of such securities shall be determined in good faith by the Board of Directors of the Company; provided, however, that if the aggregate value of all such securities exceeds $100,000,000, then the Board of Director's determination of the market value of such securities shall be made in reliance on, and shall be supported by, an Investment Banker's Opinion obtained by the Company not more than three months prior to the Closing Date; and

                    (C) the value of any securities valued pursuant to
Section 2.3(b)(5)(B) shall be determined without regard to any discount or premium for liquidity, control, minority interest, lack of marketability, restrictions on transfer, or any other market factor.

                    (6) If on the Closing Date the Company has any assets (other than the Company's Common Units, Back-to-Back Obligations, Mirror Securities, goodwill or deferred tax assets), including cash, cash equivalents, or assets used in the conduct of any business, then the fair market value of the Company's Common Units as of the Closing Date shall be reduced by the fair market value of such assets as determined in good faith by the Board of Directors of the Company; provided, however, that if the aggregate value of all such assets (other than cash and cash equivalents) exceeds $100,000,000, then the Board of Director's determination of the fair market value of such assets shall be made in reliance on, and shall be supported by, an Investment Banker's Opinion obtained by the Company not more than three months prior to the Closing Date.

                    (7) Any exchange rights granted by the Company that entitle the holder to exchange Common Units or Class A Preferred CC VIII Units for shares of common stock of the Company pursuant to this Agreement or on valuation terms substantially similar to those provided in 2.2 and 2.3, shall not be deemed to be Convertible Securities or other equity securities of the Company for purposes of Section 2.3(b)(2) or Section 2.3(b)(5).

                    (8) Without limiting the foregoing, for purposes of Section 2.3, (i) any outstanding securities of the Company with respect to which the Company holds a Mirror Security shall be deemed to be of equal and offsetting value to such Mirror Security and (ii) any obligation of the Company with respect to which there exists a Back-to-Back Obligation or a contractual reimbursement obligation from Charter LLC or any subsidiary thereof shall be deemed to be of equal and offsetting value to such Back-to-Back Obligation or reimbursement obligation.

                 (c) If the One-for-One Condition described in Section 2.2(c) is not met, the number of Exchangeable Units that are Class A Preferred CC VIII Units will be deemed to be such number that would have been issued to the TCI Holders had such condition been met.

         2.4. Time and Place of Closing.

                 (a) The Closing shall be held at the offices of Irell & Manella LLP in Los Angeles, California, on the date specified below:

                    (1) if the Exchanging Holder has requested registration for sale to the public pursuant to the Registration Rights Agreement of the shares of Publicly Traded Stock to be received by it at the Closing through the exercise of its Exchange Option, then, at the Exchanging Holder's election, the Closing shall take place following the effectiveness of the Company's registration statement with respect to such shares and immediately prior to the closing of the Exchanging Holder's sale of such shares in accordance with the plan of distribution described in the registration statement; and

                    (2) in all other cases, the Closing shall take place on the tenth Business Day after the Exchanging Holder delivers its notice pursuant to
Section 2.1(b), or at such other time and place as the Exchanging Holder and the Company may agree.

                 (b) The Exchanging Holder and the Company will cooperate so as to permit all documents required to be delivered at or in connection with the Closing to be delivered by mail, delivery service, or courier without requiring either party or its representatives to be physically present at the Closing.

                 (c) Notwithstanding Section 2.4(a), if on the date on which the Closing would otherwise be required to take place pursuant to Section 2.4(a) there shall be in effect any order of or by any Governmental Authority that prohibits, enjoins or makes unlawful the Closing, then the Closing shall be postponed until a date, to be set by the Company on at least five Business Days' written notice to the Exchanging Holder, as soon as practicable after such order ceases to be in effect.

         2.5.  Closing Deliveries.

                 (a) Company's Deliveries. At the Closing, the Company will deliver to the Exchanging Holder certificates evidencing the shares of Publicly Traded Stock to be issued at the Closing.

                 (b) Exchanging Holder's Deliveries. At the Closing, the Exchanging Holder will deliver to the Company the following:

                    (1) Certificate Evidencing Exchangeable Units. (a) If the Exchangeable Units are then certificated, one or more certificates evidencing the portion of the Exchanging Holder's Exchangeable Units to be transferred and assigned at the Closing, and (b) duly executed assignments in form and substance sufficient to effectuate the transfer of the portion of the Exchanging Holder's Exchangeable Units to be transferred to the Company.

                    (2) Title Representations. A certificate to the effect that the Exchanging Holder owns all Exchangeable Units to be exchanged at the Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell, or otherwise dispose of the Exchangeable Units), other than those arising under applicable state and federal securities laws and those arising under the organizational documents of Charter LLC or the Company, and, upon the transfer of such Exchangeable Units pursuant to this Agreement, the Company will receive good title to the Exchangeable Units, free and clear of all liens, encumbrances, and adverse interests other than those arising under the organizational documents of Charter LLC or the Company.

                    (3) Investment Representations. A certificate to the effect that:

                    (A) Except as may be described in any registration statement filed with the SEC under the Securities Act (including such registration statement filed pursuant to the Registration Rights Agreement) with respect to any of the shares of Publicly Traded Stock to be acquired at the Closing, it is acquiring such shares with the intent of holding such shares for investment for its own account and without the intent or a view to participating directly or indirectly in, or for resale in connection with, any distribution of such shares within the meaning of the Securities Act of any applicable state securities laws.

                    (B) It acknowledges and agrees that shares of Publicly Traded Stock are being issued to it in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and exemptions contained in applicable state securities laws, and that they cannot be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under those acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts.

                    (C) It is an "accredited investor" within the meaning assigned to such term under Regulation D promulgated pursuant to the Securities Act (including an indication of the basis for such representation).

         2.6. Exchanging Holder's Right to Rescind Exercise of Exchange Option.

                 (a) Any Exchanging Holder may elect to rescind its exercise of its Exchange Option, in whole or in part, if:

                    (1) the Closing is postponed pursuant to Section 2.4(c) for more than thirty days after the date on which the Closing would otherwise have been required to take place, or

                    (2) The Exchanging Holder requested registration pursuant to the Registration Rights Agreement of the shares of Publicly Traded Stock to be received by it at the Closing, and the registration statement covering such shares was withdrawn, such shares were withdrawn from inclusion in such registration statement or such shares were excluded from such registration statement in accordance with the terms of the Registration Rights Agreement.

                 (b) Any Exchanging Holder shall elect to rescind the exercise of its Exchange Option pursuant to Section 2.6(a) by delivering written notice of its election to the Company prior to the Closing. In the event of such a rescission, the Exchangeable Units subject to the rescinded exchange shall be deemed not to have been exchanged.

                 (c) An election by any Exchanging Holder to rescind the exercise of its Exchange Option pursuant to Section 2.6(a), on one or more occasions, shall not impair the Exchanging Holder's rights under this Agreement to exercise its Exchange Option on any future occasion.

     Section 3 Exchange at Election of Company. The Company shall have the right, by notice to any Holder at any time after the expiration of the Put Period (as defined in the Put Agreement entered into by and between Paul Allen and the Holders as of the date hereof) (the "ALLEN PUT AGREEMENT") to require such Holder to exchange its Exchangeable Units as to which such Holder has not exercised its Put Option under the Allen Put Agreement for Publicly Traded Stock as provided in this Agreement; provided, however, that the Company will not be entitled to require any Holder of a Holder Group to exchange their Exchangeable Units provided in this Section 3 unless (x) such exchange can be accomplished in a manner that does not cause aggregate adverse tax or economic consequences to such Holder Group (taking into account any compensation to be provided to such entities) in excess of One Million Dollars ($1,000,000); (y) the Company receives the written consent of the applicable Holder Group; or (z) the Company indemnifies such Holder Group from such adverse tax or economic consequences specified in clause (x) above in a manner reasonably satisfactory to such Holder Group.

     Section 4 Other Covenants.

          4.1. Prior Notice by the Company.

               (a) The Company will deliver written notice to the Holders at least fifteen Business Days prior to:

                    (1) the fixing of the record date to determine the holders of shares of common stock of the Company entitled to receive any dividend or other distribution (other than cash dividends payable out of earnings or earned surplus and dividends payable solely in shares of common stock) or any right, including the right to acquire any additional shares of stock of any class;

                    (2) the fixing of the record date to determine the holders of shares of common stock of the Company entitled to participate in any capital reorganization or any reclassification of or change in the outstanding capital stock of the Company (other than a change resulting solely from a subdivision or combination of outstanding shares), any consolidation or merger, any sale, transfer, or disposition of substantially all of the Company's or Charter LLC's assets as an entirety, or the liquidation, dissolution, or winding up of the Company;

                    (3) the consummation of any disposition by the Company of all or substantially all of its Common Units; or

                    (4) any "going private" transaction or voluntary delisting by the Company of its Publicly Traded Stock from the NASDAQ National Market or a securities exchange on which such Publicly Traded Stock is listed.

               (b) Any notice by the Company pursuant to Section 4.1(a) shall specify the applicable record date and set forth the general nature of the action to be taken.

          4.2. Investment Banker's Opinions. The Company will promptly notify each Holder in writing of its decision at any time to retain an investment banking firm to prepare an Investment Banker's Opinion. Such notice will identify the assets or securities that are intended to be the subject of such Investment Banker's Opinion. Within five Business Days after the Company receives an Investment Banker's Opinion, the Company will deliver to each Holder a copy of such Investment Banker's Opinion together with any supplementary material that was prepared or relied upon by the investment banking firm issuing such Investment Banker's Opinion relating to the subject of such Investment Banker's Opinion.

          4.3. Certain Transactions. The Company will not consolidate with any Person, merge into any Person, or otherwise sell, convey, transfer, or otherwise dispose of all or substantially all of its Common Units (in one transaction or a series of related transactions) to any Person, or liquidate or dissolve unless the Person that consolidates or merges with the Company or acquires all or substantially all of the Company's Common Units or, in the case of a triangular merger or consolidation or other transaction in which a direct or indirect parent of such consolidating Person has a publicly traded class of equity securities, such direct or indirect parent, assumes all of the obligations of the Company under this Agreement.

          4.4. Termination. The obligations set forth in Section 4 shall terminate after all Exchangeable Units held by the Holders have been exchanged pursuant to this Agreement.

          4.5. Reservation of Publicly Traded Stock. The Company shall at all times reserve and keep available for issuance upon the conversion of Exchangeable Units pursuant to this Agreement such number of its authorized but unissued shares of Publicly Traded Stock as will from time to time be sufficient to permit the exchange of all of the Exchangeable Units which the Holders are permitted to exchange pursuant to this Agreement.

     Section 5 Representations of the Company. The Company represents and warrants to the Holders as follows:

          5.1. Organization, Standing, and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by the Company hereunder and thereunder. The Company is duly qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so qualified would not impair or hinder the ability of the Company to perform its obligations under this Agreement.

          5.2. Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

          5.3. Shares Validly Issued. The shares of Publicly Traded Stock to be issued under this Agreement, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

     Section 6 Miscellaneous.

          6.1. Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, other than those contained in the Registration Rights Agreement. This Agreement may not be amended, altered or modified except by a writing signed by each party hereto.

          6.2. Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

          6.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means or recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):



If to any Holder:              At the address specified for
                               such holder on the
                               signature pages hereto
                               and (if different) at the
                               address specified in the
                               records of Charter LLC.


If to the Company:             Charter Communications, Inc.
                               12444 Powerscourt Drive, Suite 400
                               St. Louis, Missouri  63131
                               Attention:  Jerald Kent and Curtis Shaw
                               Telecopy:  (314) 965-8793
with copies to:             Irell & Manella LLP
                            1800 Avenue of the Stars
                            Suite 900
                            Los Angeles, California  90067
                            Attention:  Alvin G. Segel
                            Telecopy:  (310) 203-7199


Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a Business Day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following Business
Day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

          6.4. No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any Person that is not a party to this Agreement other than those contemplated by Section 6.7.

          6.5. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay, or omission in exercise or other indulgence.

          6.6. Severability. The validity, legality, or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect.

          6.7. Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective successors (including any successor by merger, consolidation, or otherwise to all or substantially all of a party's business or assets) and permitted assigns.

          6.8. Assignments. Except for assignments to a Holder's Permitted Transferee(s) (as defined in the Registration Rights Agreement), the rights of Holder hereunder shall not be transferable to any party without the written consent of the Company (which may be withheld by the Company in its sole and absolute discretion).

          6.9. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

          6.10. Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular Section.

          6.11. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.12. Costs. All filing fees, transfer taxes, sales taxes, document stamps, or other similar charges levied by any Governmental Authority in connection with the exchange of shares of Publicly Traded Stock for Exchangeable Units pursuant to this Agreement shall be paid by the Holder. Except as otherwise provided in this Agreement, each party will bear its own costs in connection with the performance of its obligations under this Agreement.

          6.13. Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                           [COMPANY SIGNATURE PAGE TO
                               EXCHANGE AGREEMENT]


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first heretofore mentioned.



                                   Charter Communications, Inc.


                                   By: /s/ Marcy Lifton
                                   -------------------------------
                                            Name:    Marcy Lifton
                                            Title:   Vice President

                            [HOLDER SIGNATURE PAGE TO
                               EXCHANGE AGREEMENT]



BCI (USA), LLC

By:    Bresnan Communications, Inc., its Managing Member



       By:    /s/ William J. Bresnan
              ------------------------------------------------
              Name:  William J. Bresnan
              Title:     President and Chief Executive Officer



             NAME OF HOLDER: BCI (USA), LLC
                            -------------------------

             ADDRESS (including fax):

                        c/o Bresnan Communications, Inc.
                        709 Westchester Avenue
                        White Plains, New York 10604
                        Attention: Jeffrey S. DeMond and Robert V. Bresnan, Esq.
                        Telecopier: (914) 993-6601

                            [HOLDER SIGNATURE PAGE TO
                               EXCHANGE AGREEMENT]



/s/ William J. Bresnan
----------------------------------------
William J. Bresnan, individually



             NAME OF HOLDER: WILLIAM J. BRESNAN
                             ----------------------------
             ADDRESS (including fax):

                        c/o Bresnan Communications, Inc.
                        709 Westchester Avenue
                        White Plains, New York 10604
                        Attention: Jeffrey S. DeMond and Robert V. Bresnan, Esq.
                        Telecopier: (914) 993-6601

                            [HOLDER SIGNATURE PAGE TO
                               EXCHANGE AGREEMENT]



TCID OF MICHIGAN, INC.


By:    /s/ Carol O'Keeffe
       -------------------------------
       Name:  Carol O'Keeffe
       Title:  Vice President


             NAME OF HOLDER: TCID OF MICHIGAN, INC.
                             -----------------------------------
             ADDRESS (including fax):

                        c/o AT&T Broadband & Internet Services
                        9197 South Peoria Street
                        Englewood, Colorado 80112
                        Attention: Carol O'Keeffe
                        Telecopier: (720) 875-5396

                            [HOLDER SIGNATURE PAGE TO
                               EXCHANGE AGREEMENT]



TCI BRESNAN LLC


By:    /s/ Carol O'Keeffe
       ------------------------
       Name:  Carol O'Keeffe
       Title:   Vice President


             NAME OF HOLDER: TCI BRESNAN LLC
                             --------------------------------
              ADDRESS (including fax):

                        c/o AT&T Broadband & Internet Services
                        9197 South Peoria Street
                        Englewood, Colorado 80112
                        Attention: Carol O'Keeffe
                        Telecopier: (720) 875-5396

                            [HOLDER SIGNATURE PAGE TO
                               EXCHANGE AGREEMENT]



BLACKSTONE BC CAPITAL PARTNERS, L.P.


By:  Blackstone Media Management Associates III
     L.L.C., its General Partner




By:    /s/ Mark T. Gallogly
       -----------------------------------
       Name:  Mark T. Gallogly
       Title:  Member


             NAME OF HOLDER: BLACKSTONE BC CAPITAL PARTNERS, L.P.
                             ---------------------------------------------
              ADDRESS (including fax):

                        c/o The Blackstone Group
                        345 Park Avenue
                        New York, New York 10154
                        Attention: Simon Lonergan
                        Telecopier: (212) 583-5710

                            [HOLDER SIGNATURE PAGE TO
                               EXCHANGE AGREEMENT]



BLACKSTONE FAMILY MEDIA PARTNERSHIP III L.P.


By:  Blackstone Media Management Associates
     III L.L.C., its General Partner




By:    /s/ Mark T. Gallogly
       ----------------------------------
       Name:  Mark T. Gallogly
       Title:   Member


             NAME OF HOLDER: BLACKSTONE FAMILY MEDIA PARTNERSHIP III L.P.
                             ------------------------------------------------
              ADDRESS (including fax):

                        c/o The Blackstone Group
                        345 Park Avenue
                        New York, New York 10154
                        Attention: Simon Lonergan
                        Telecopier: (212) 583-5710

                            [HOLDER SIGNATURE PAGE TO
                               EXCHANGE AGREEMENT]



BLACKSTONE BC OFFSHORE CAPITAL PARTNERS L.P.


By:  Blackstone Media Management Associates III L.L.C.,
     its Investment General Partner




By:    /s/ Mark T. Gallogly
       --------------------------
       Name:  Mark T. Gallogly
       Title:  Member


             NAME OF HOLDER: BLACKSTONE BC OFFSHORE CAPITAL PARTNERS L.P.
                             --------------------------------------------
              ADDRESS (including fax):

                        c/o The Blackstone Group
                        345 Park Avenue
                        New York, New York 10154
                        Attention: Simon Lonergan
                        Telecopier: (212) 583-5710